STOCK SALE AND PURCHASE AGREEMENT

THIS STOCK SALE AND PURCHASE AGREEMENT (the “Agreement”) is entered into and effective as of the 21st day of May, 2014 (the “Effective Date”), by and between BioAdaptives, Inc. (formerly APEX 8 Inc.), a Delaware corporation (the “Seller”), and BioSwan, Inc., a Nevada corporation (the “Purchaser”). Seller and Purchaser are also referred to herein, individually, as a “Party,” and collectively, as “Parties.”

RECITALS

A.	In October 2013, Seller purchased from Purchaser 200,000,000 shares of restricted common stock (the “CleanPath Shares”) of CleanPath Resources Corp., a Nevada corporation (“CleanPath”).
B.	Seller desires to sell to Purchaser the CleanPath Shares pursuant to the terms and conditions set forth herein.
C.	Purchaser desires to purchase the CleanPath Shares, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby understood and agreed as follows:

AGREEMENT

1.     Purchase and Sale of Shares. Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser, the CleanPath Shares, subject to the terms and conditions of this Agreement.

2.              Purchase Price. The consideration paid for the CleanPath Shares shall be One Million, Fifty-seven Thousand, Three Hundred Sixty-two (1,057,362) shares of restricted common stock of Hemp, Inc. (the “Hemp Shares”) which shall be tendered by the Purchaser at Closing.

3.     Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser, as follows:

(a)            Ownership of Shares. Seller purchased the CleanPath Shares from Seller in October 2013, and since that time has not sold, assigned, pledged, or otherwise transferred or hypothecated the CleanPath Shares.

(b)           Authority to Sell. Seller has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as enforceability may be limited by applicable bankruptcy and other laws of general application relating to creditors’ rights and general principles of equity).

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(c)            Free from Encumbrances. Seller owns the CleanPath Shares free and clear of all security interests, pledges, mortgages, liens, charges, encumbrances, adverse claims or restrictions of any kind, including, without limitation, any restrictions on the voting or transfer thereof (collectively, “Encumbrances”). By this Agreement, Seller sells and transfers to Purchaser one hundred percent (100%) of the right, title, and ownership it has in the CleanPath Shares, and upon the transfer of the CleanPath Shares to Purchaser pursuant to this Agreement, Purchaser will own the Shares clear of all Encumbrances other than restrictions imposed by state and federal securities laws.

4.              Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as follows:

(a)           No Registration.  The Purchaser understands that the CleanPath Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

(b)           Investment Intent. The Purchaser is acquiring the CleanPath Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the CleanPath Shares.

(c)            Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to CleanPath, and acknowledges that the Purchaser can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in CleanPath.

(d)           Speculative Nature of Investment. The Purchaser understands and acknowledges that an investment in CleanPath is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the CleanPath Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(e)            Authorization. The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the CleanPath Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

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(f)             This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms.

(g)           Brokers or Finders.  The Purchaser has not engaged any brokers, finders or agents, and neither the Seller nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

(h)           Ownership of the Hemp Shares. Purchaser represents and warrants that it owns the Hemp Shares, and that since Purchaser acquired the Hemp Shares the Purchaser has not sold, assigned, transferred, gifted, pledged, or otherwise hypothecated the Hemp Shares in any prior transaction, and that the Purchaser owns the Hemp Shares free and clear; that Purchaser gave good and valid consideration for the purchase of the Hemp Shares; and that Purchaser knows of no claim or assertion relating to the invalidity of the Hemp Shares or Purchaser’s ownership of the Hemp Shares, by current or prior management of Hemp, Inc., or by anyone else.

(i)             Organization, Standing, Authorization. Purchaser is duly organized, validly existing, and in good standing under the laws of its State of organization, and has the requisite power and authority to enter into this Agreement, acquire the CleanPath Shares, sell the Hemp Shares, and execute and deliver any documents or instruments in connection with this Agreement. The execution and delivery of this Agreement, and all other documents and instruments executed by Purchaser in connection with any of the transactions contemplated by this Agreement have been duly authorized by all required action of Purchaser's members or managers. The person executing, on Purchaser's behalf, this Agreement and any other documents or instruments executed by Purchaser in connection with this Agreement is duly authorized to do so.

(j)             Absence of Conflicts. Purchaser represents and warrants that the execution and delivery of this Agreement and any other document or instrument executed in connection with this Agreement, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Purchaser, or the provision of any indenture, instrument or agreement to which Purchaser is a party or are subject, or by which Purchaser or any of its properties is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by either Purchaser to any third party, or require the approval of any third-party pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Purchaser is subject or to which any of its properties, operations or management may be subject.

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(k)            Accuracy of Representations and Information. All representations made by Purchaser in this Agreement and all documents and instruments related to this Agreement, and all information provided by Purchaser to the Seller concerning Purchaser and its respective financial positions is correct and complete as of the date hereof.

(l)             No Representations. None of the following have ever been represented, guaranteed, or warranted to Purchaser by the Seller or any of its employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

(1) The approximate or exact length of time that Purchaser will be required to remain as owner of the CleanPath Shares;

(2) The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of an investment in the CleanPath Shares; or

(3) The past performance or experience on the part of the Company or any affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an investment in the CleanPath Shares.

5.     Closing. The closing of the purchase and sale of the CleanPath Shares (“Closing”) shall be held at a time and place mutually convenient to the parties, but shall be effective for all intents and purposes as of the date first written above.

6.     Attorneys’ Fees. In the event of any action at law or equity to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs in addition to any other relief to which such party may be entitled.

7.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed entirely within such State.

8.     Amendment and Counterparts. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. This Agreement may be executed in multiple counterparts, each of which shall be considered an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

SELLER: BioAdaptives, Inc. By: /s/ Gerald Epling Name: Gerald Epling Title: President	BUYER: BioSwan, Inc. By: /s/ Craig Perlowin Name: Craig Perlowin Title:

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